Exhibit 31.1

CERTIFICATIONS

I, Michael V. Shustek, as the Chief Executive Officer of Vestin Group, Inc., certify that:

1.	I have reviewed this report on Form 10-QSB of Vestin Group, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Vestin Group, Inc. as of, and for, the periods presented in this report;

4.	Vestin Group, Inc.’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for Vestin Group, Inc. and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Vestin Group, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Paragraph omitted pursuant to SEC Release Nos. 33-82377 and 34-47986;

(c)	Evaluated the effectiveness of Vestin Group, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluations; and

(d)	Disclosed in this report any changes in Vestin Group, Inc.’s internal control over financial reporting that occurred during Vestin Group, Inc.’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect Vestin Group, Inc.’s internal control over financial reporting; and

5.	Vestin Group, Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Vestin Group, Inc.’s auditors and the audit committee of Vestin Group, Inc.’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Vestin Group, Inc.’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in Vestin Group, Inc.’s internal control over financial reporting.

Date: November 14, 2003

/s/ Michael V. Shustek Michael V. Shustek Chief Executive Officer Vestin Group, Inc.